Exhibit 99.1

IntelGenx Announces FDA Approval of its High Dose Anti-Depressant CPI-300

SAINT LAURENT, QUEBEC - (Nov. 11, 2011) - IntelGenx Corp. (TSX VENTURE:IGX) (OTCBB:IGXT) ("IntelGenx") today announced that the U.S. Food and Drug Administration (FDA) has approved IntelGenx' lead product, CPI-300, for patients with Major Depressive Disorder. CPI-300 is a novel, high-strength formulation of Bupropion hydrochloride (HCl), the active ingredient in Wellbutrin XL. CPI-300 is the only single dose 450 mg formulation of Bupropion HCl approved by the FDA.

"This is a defining moment for IntelGenx, as we have now clearly demonstrated our ability to independently take a product through development to regulatory approval," said Dr. Horst G. Zerbe, President and Chief Executive Officer of IntelGenx. "We believe physicians will embrace CPI-300 as a more convenient and safe alternative for their patients requiring high-dose anti-depressant therapy. So we now turn our focus towards the commercialization of CPI-300, with the objective of a product launch with a partner by the second quarter of 2012."

IntelGenx has been in active licensing discussions with several leading generic and specialty pharmaceutical companies and anticipates finalizing a commercialization agreement soon. As previously announced, the company has entered into an agreement with Pillar5 Pharma Inc. for the commercial manufacturing of the product.

About IntelGenx

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of severe depression, hypertension, erectile dysfunction, benign prostatic hyperplasia, migraine, insomnia, bipolar disorder, idiopathic pulmonary fibrosis, allergies and pain management. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.

Contact Information

IntelGenx Technologies Corp.
Dr. Horst G. Zerbe
President and CEO
Tel: +1 514-331-7440 (ext. 201)
Fax: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com